Exhibit 99.3

HEARTSCIENCES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the Transactions (as defined below) but does not give effect to the proposed reverse stock split to be effected, if at all, at the discretion of the HeartSciences’ Inc. Board of Directors (the “HeartSciences”) because the proposed reverse split is a range and is not final.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the transactions described below (the “Transactions”). The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of HeartSciences Inc. (“HeartSciences”) following the consummation of the Transactions (“Combined Company”).

On June 23, 2026, HeartSciences entered into the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Fortitude Mining Holdings, Inc. (“Fortitude Seller”), Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Fortitude Seller (“Fortitude HoldCo”), and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HeartSciences (“Merger Sub”). The Merger Agreement provides that, in connection with the closing (the “Closing”) of the Transactions, including the merger of Merger Sub with and into Fortitude HoldCo (the “Merger”), and subject to the satisfaction and waiver of specified conditions:

●	HeartSciences will (i) form a new Delaware limited liability company (“HeartSciences Sub”) as a direct wholly-owned subsidiary of HeartSciences, (ii) contribute substantially all of its assets and liabilities to HeartSciences Sub; and (iii) contribute 100% of the limited liability company interests in HeartSciences Sub to Merger Sub;

●	Fortitude Seller will contribute all of its assets and liabilities to Fortitude HoldCo, including 100% of the limited liability company interests in each of its direct subsidiaries;

●	Fortitude Seller will contribute all of its voting interests in Fortitude HoldCo and $2,000,000 of cash or Zcash cryptocurrency to HeartSciences in exchange for a number of shares a newly established class of common stock of HeartSciences, designated as Class V common stock, par value $0.0001 (“Class V Common Stock”) and a number of shares of Class A common stock, par value $0.0001 ((“Class A Common Stock”) and together with the Class V Common Stock, the “Combined Company Common Stock”)), respectively;

●	All shares of Series C Convertible Preferred Stock, par value $0.001 per share, of HeartSciences (“Series C Preferred Stock”) and Series D Convertible Preferred Stock, par value $0.001 per share, of HeartSciences (“Series D Preferred Stock”) that are issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into shares of Class A Common Stock in accordance with the applicable certificate of designations; and

●	Merger Sub will merge with and into Fortitude HoldCo, with Fortitude HoldCo surviving the Merger and with HeartSciences thereby becoming the sole managing member of the surviving company (the “Surviving Company”).

The Merger Agreement provides that, prior to the Effective Time, the certificate of formation of HeartSciences will be amended and restated to, among other things, establish a new class of common stock of HeartSciences, designated as Class V Common Stock, which will entitle the holder to one vote per share, and will have no economic rights. At the Closing, the HeartSciences Common Stock (as defined below) will then be designated as Class A Common Stock.

At the Effective Time, (i) each non-voting unit of Fortitude HoldCo (“Fortitude HoldCo Non-Voting Unit”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of non-voting units of the Surviving Company (“Surviving Company Non-Voting Units”) equal to (A) the number of shares of Closing HeartSciences Common Stock (as defined below), multiplied by (B) 19.00 (or 21.22 if the volume weighted average price of a share of common stock, par value $0.001, of HeartSciences (“HeartSciences Common Stock”) for the 20 business day period ending two (2) business days prior to the Closing (the “Closing HeartSciences Common Stock VWAP”) is equal to or greater than $7.50) (the “Exchange Ratio”), and (ii) each unit of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into a number of Surviving Company Non-Voting Units equal to the number of shares of HeartSciences Common Stock outstanding as of immediately prior to the Effective Time.

Following the Closing, and subject to any permitted equity issuances by HeartSciences and Fortitude HoldCo prior to the Closing, (i) the aggregate number of shares of Class V Common Stock and Class A Common Stock issued to Fortitude Seller pursuant to the Merger Agreement are expected to represent approximately 95.0% of the outstanding equity interests of the Combined Company, (ii) equityholders of HeartSciences as of immediately prior to Closing are expected to own approximately 5.0% of the outstanding equity interests of the Combined Company, in the aggregate, in the form of Class A Common Stock, (iii) Fortitude Seller will hold a number of Surviving Company Non-Voting Units equal to the number of shares of Class V Common Stock it holds, and (iv) HeartSciences will be the sole managing member of the Surviving Company and will hold all of the voting units of the Surviving Company and a number of Surviving Company Non-Voting Units equal to the number of shares of Class A Common Stock outstanding. Following the Closing, HeartSciences will remain a publicly traded company, however, in connection with the Transactions, we expect the Combined Company will be renamed “Fortitude Mining Group, Inc.” and shares of the Class A Common Stock will trade on Nasdaq under the symbol “TUDE.”

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with:

●	the audited financial statements of HeartSciences for the years ended April 30, 2026 and 2025 and the related notes included within the Annual Report on Form 10-K for the year ended April 30, 2026, which was filed with the SEC on July 23, 2026 and incorporated by reference herein; and

●	the audited consolidated financial statements of Fortitude Seller for the years ended December 31, 2025 and 2024 and related notes, and the unaudited interim condensed consolidated financial statements and related notes of Fortitude Seller for the three months ended March 31, 2026 and 2025 and related notes.

Since the fiscal year end of Fortitude Seller differs from HeartSciences’ most recent fiscal year end by more than one fiscal quarter, Fortitude Seller’s statement of operations must be brought up to within one fiscal quarter of the registrant’s most recent fiscal year end in accordance with Rule 11-02 of Regulation S-X. For the purposes of preparation of the following unaudited pro forma condensed combined financial information for the fiscal year ended April 30, 2026, the historical operational results of Fortitude Seller have been derived from Fortitude Seller’s audited financial statements for the year ended December 31, 2025, adjusted to include Fortitude Seller’s unaudited interim results of operations for the three months ended March 31, 2026 and to exclude Fortitude Seller’s unaudited interim results of operations for the three months ended March 31, 2025. The presented unaudited pro forma condensed combined statement of financial condition includes the historical unaudited interim balance sheet of Fortitude Seller as of March 31, 2026.

The unaudited pro forma condensed combined statement of financial condition gives pro forma effect to the Transactions as if they had been consummated on April 30, 2026. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the Transactions as if they had occurred on May 1, 2025, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined financial information has been adjusted to give effect to the following:

●	the acquisition of Merger Sub, including the preliminary allocation of the estimated purchase price to the acquired assets and assumed liabilities, as well as the estimated impact to expenses (i.e., depreciation and amortization expense);

●	the contribution by Fortitude Seller of $2.0 million of cash or Zcash cryptocurrency to the Combined Company in exchange for shares of Class A Common Stock, followed by the Combined Company’s contribution of such cash or Zcash cryptocurrency to the Surviving Company;

●	the related effects on HeartSciences’ corporate structure post-Closing, including the recognition of the noncontrolling interest;

●	estimated transaction costs expected to be incurred in connection with the Transactions by each of Fortitude Seller and HeartSciences;

●	the anticipated repayment of certain existing HeartSciences notes payable;

●	the impact of certain equity awards that commence vesting upon the Closing; and

●	the related income tax effects of the pro forma adjustments.

Accounting Treatment of the Transactions

The Combined Company will account for the acquisition contemplated by the Merger Agreement as a reverse acquisition using the acquisition method of accounting and ASU 2025-03, Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity in accordance with generally accepted accounting principles in the United States (“GAAP”). HeartSciences was and remains a business with inputs, processes, and outputs through its business process of developing medical technology focused on artificial intelligence for enhanced electrocardiography solutions. Further, management determined that the fair value of the gross assets acquired was not concentrated in a single identifiable asset or group of similar identifiable assets. Therefore, management determined that HeartSciences constitutes a business under GAAP. GAAP requires that one of the combining entities be designated as the acquirer for accounting purposes. Based on the information available, Fortitude Seller will be treated as the acquiring entity for accounting purposes. In identifying Fortitude Seller as the acquiring entity, management took into account the structure of the Transactions contemplated by the Merger Agreement, including the relative voting rights and the intended corporate governance structure of the Combined Company upon completion of the Transactions, the composition of the Combined Company’s Board and the designation of certain executive officers of the Combined Company. Accordingly, the historical consolidated financial statements of Fortitude Seller will become the historical consolidated financial statements of the Combined Company upon consummation of the Transactions.

ASC 805 requires the allocation of purchase consideration to the fair value of the identified assets acquired and liabilities assumed upon consummation of a business combination. For this purpose, fair value shall be determined in accordance with the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The fair value of the purchase consideration, or the purchase price, in the unaudited pro forma condensed combined financial information is estimated to be approximately $18.2 million. The estimated preliminary purchase consideration primarily consists of an estimated 5,741,531 shares of the Class A Common Stock based on a per share price of $2.46, which represents the closing price of HeartSciences Common Stock on July 21, 2026. The estimated fair value of HeartSciences Common Stock, the accounting acquiree, is used to measure the consideration transferred in this reverse acquisition, as HeartSciences’ stock price is more reliably measurable than the value of the equity interests of Fortitude Seller, which are not publicly traded. The fair value of the purchase consideration is preliminary, estimated, subject to change and will ultimately be based on the share price and number of outstanding shares as of the Closing.

The Combined Company will measure HeartSciences’ assets acquired and liabilities assumed at their fair values, including net tangible and identifiable intangible assets acquired and liabilities assumed, as of the Closing. Any excess of the purchase price over those fair values will be recorded as goodwill.

Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually.

The allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is based on preliminary estimates using assumptions management believes are reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation that has not yet been completed and could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information which could have a material impact on the Combined Company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information reflects the assumption that, upon the completion of the Transactions, the Combined Company will be the reporting entity and, as the sole managing member of the Surviving Company, will consolidate the operating results of the combined businesses of Fortitude and HeartSciences. The Surviving Company Non-Voting Units to be held directly by Fortitude Seller will be presented as a noncontrolling interest in the Combined Company’s consolidated financial statements, which has been presented as a component of permanent equity for purposes of the unaudited pro forma condensed combined financial information.

The Amended and Restated Limited Liability Company Agreement of the Surviving Company (the “Surviving Company A&R LLC Agreement”) will provide, among other things, Fortitude Seller with a redemption right pursuant to which Fortitude Seller may cause the Surviving Company to redeem all or a portion of its Surviving Company Non-Voting Units, together with an equivalent number of shares of Class V Common Stock, in exchange for an equivalent number of shares of Class A Common Stock or, at the Combined Company’s option, cash proceeds from issuances of Class A Common Stock, subject to the Combined Company’s right to elect to effect, in lieu of such a redemption, a direct exchange between the Combined Company and Fortitude Seller of cash or an equivalent number of shares of Class A Common Stock for such Surviving Company Non-Voting Units and shares of Class V Common Stock (provided that, in each case, Fortitude Seller may retract the exercise of its redemption or exchange right upon notice that the Combined Company intends to settle such redemption or exchange in cash). The Combined Company expects to account for the noncontrolling interest as a component of permanent equity. The carrying amount of the noncontrolling interest will be adjusted each reporting period for the noncontrolling interest holder’s proportionate share of the subsidiary’s net income or loss and other changes in equity, in accordance with applicable GAAP.

The pro forma adjustments are based upon currently available information and certain assumptions that management believes are reasonable. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

The unaudited pro forma condensed combined financial information does not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Transactions, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies.

Tax Receivable Agreement

In connection with the completion of the Transactions, the Combined Company will enter into a tax receivable agreement with Fortitude Seller (the “Tax Receivable Agreement”) that will provide for payments by the Combined Company to Fortitude Seller related to certain tax benefits, if any, that the Combined Company actually realizes, or in some circumstances is deemed to realize for purposes of tax reporting, as a result of: (i) Basis Adjustments and (ii) Imputed Interest (each as defined in the Tax Receivable Agreement).

Due to the uncertainty in the amount or timing of future redemptions or exchanges of Surviving Company Non-Voting Units, the unaudited pro forma condensed combined financial information assumes that no redemptions or exchanges of Surviving Company Non-Voting Units have occurred and, therefore, no increases in tax basis in the Combined Company’s assets or other tax benefits that may be realized as a result of future redemptions or exchanges of Surviving Company Non-Voting Units thereunder have been assumed in the unaudited pro forma condensed combined financial information. As such, the unaudited pro forma condensed combined balance sheet assumes no estimated Tax Receivable Agreement liabilities. See below for additional information.

HEARTSCIENCES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

(in thousands)

	April 30, 2026	March 31, 2026	Transaction
	HeartSciences (Historical)	Fortitude Seller (Historical)	Accounting Adjustments		Pro Forma Combined
Assets:
Current assets:
Cash and cash equivalents	$1,657	$8,899	$(3,200)	A	$6,821
			(535)	D
Digital assets	—	1,912	2,000	E	3,912
Deposits	—	728	—		728
Inventory, net	656	—	—		656
Prepaid expenses and other current assets	123	1,643	—		1,766
Deferred offering costs	147	—	—		147
Total current assets	2,583	13,182	(1,735)		14,030
Property and equipment, net	39	35,486	—		35,525
Deposits, net of current portion	—	11,653	—		11,653
Right-of-use assets	268	2,721	—		2,989
Intangible asset, net	1,657	3,980	2,806	B	8,443
Capitalized software	715	—	(715)	B	—
Deferred tax asset	—	—	1,978	C	—
	—	—	(1,978)	G
Goodwill	—	—	13,931	C	13,931
Total assets	$5,262	$67,022	$14,287		$86,571

Liabilities and stockholders’ equity:
Liabilities:
Current liabilities:
Accounts payable and accrued expenses	$750	$3,362	$6,023	A	$10,135
Accrued interest expense	328	—	(35)	D	293
Lease liabilities, current portion	139	341	—		480
Notes payable	3,622	—	(500)	D	3,122
Other current liabilities	21	—	—		21
Total current liabilities	4,860	3,703	5,488		14,051
Deferred tax liability	—	2,766	(2,766)	G	—
Lease liabilities, net of current portion	176	2,372	—		2,548
Total liabilities	5,036	8,841	2,722		16,599

Stockholders’ equity:
Series C Preferred Stock	—	—	—		—
Series D Preferred Stock	1	—	(1)	F	—
Common Stock	3	1	(4)	F	—
Class A Common Stock	—	—	—	E	1
			1	F
Class V Common Stock	—	—	11	F	11
Additional paid-in capital	85,491	59,510	2,091	B	14,508
			15,909	C
			2,000	E
			(85,276)	F
			788	G
			(66,005)	H
Accumulated deficit	(85,269)	(1,330)	(9,223)	A	(10,553)
			85,269	F
Total equity attributable to Fortitude Mining Holdings, Inc.	226	58,181	(54,440)		3,967
Noncontrolling interest	—	—	66,005	H	66,005
Total stockholders’ equity	226	58,181	11,565		69,972
Total liabilities and stockholders’ equity	$5,262	$67,022	$14,287		$86,571

See accompanying notes to the unaudited pro forma condensed combined financial information.

HEARTSCIENCES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Fiscal Year Ended
	April 30, 2026	March 31, 2026
	HeartSciences (Historical)	Fortitude Seller (Historical)	Transaction Adjustments		Pro Forma Combined
Revenues:
Mining revenues, net	$—	$86,732	$—		$86,732
Other revenue	4	29	—		33
Total revenues	4	86,761	—		86,765

Costs and expenses:
Cost of revenues (exclusive of depreciation shown below)	2	53,753	—		53,755
Depreciation and amortization	28	29,170	446	AA	29,644
General and administrative expenses	5,548	13,766	9,223	BB	29,644
			1,107	DD
Research and development	2,839	—	—		2,839
Loss on disposal of equipment, net	—	2,611	—		2,611
Change in fair value of digital assets, net	—	3,053	—		3,053
Total operating expenses	8,417	102,353	10,776		121,546

Other income (expense):
Rental income - related party	—	58	—		58
Interest expense	(753)	—	—		(753)
Other income	24	—	—		24
Total other income (expense)	(729)	58	—		(671)

Loss before income taxes	(9,142)	(15,534)	(10,776)		(35,452)
Income tax benefit	—	5,037	(5,037)	CC	—
Net loss	(9,142)	(10,497)	(15,813)		(35,452)
Less: Net loss attributable to noncontrolling interest	—	—	33,442	EE	33,442
Net loss attributable to Class A common shareholders	$(9,142)	$(10,497)	$17,629		$(2,010)

Net loss per share, basic and diluted					$(0.31)

Weighted-average shares of Class A Common Stock outstanding, basic and diluted					6,468,531

See accompanying notes to the unaudited pro forma condensed combined financial information.

HEARTSCIENCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with accounting principles generally accepted in GAAP and Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed combined financial information is based on the historical financial statements of Fortitude Seller and HeartSciences after giving effect to the Transactions.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial information and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

The unaudited pro forma condensed combined financial information does not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Transactions, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies.

Note 2 - Accounting Policies

Management performed an initial review of the two entities’ accounting policies. As a result of the review, management did not identify any material differences related to the application of the accounting policies applied by HeartSciences and Fortitude Seller that would require adjustments in the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 - Preliminary Purchase Price Calculation and Fair Value Estimate of Assets Acquired and Liabilities Assumed

The total preliminary estimated purchase price for the acquisition has been calculated as follows (in thousands):

Estimated fair value of total equity consideration(i)	$14,124
Estimated fair value attributed to precombination services for HeartSciences equity awards(ii)	4,102
Estimated fair value of consideration transferred	$18,226

(i)	The fair value of total equity consideration of $14,124 included in the total fair value of consideration transferred is based on HeartSciences’ closing share price of $2.46 as of July 21, 2026. The estimated fair value of HeartSciences Common Stock, the accounting acquiree, is used to measure the consideration transferred in this reverse acquisition, as HeartSciences’ stock price is more reliably measurable than the value of the equity interests of Fortitude Seller, which is not publicly traded prior to the Transactions. The equity portion of the purchase price will be based on the market price and number of HeartSciences Common Stock outstanding upon the Closing and may change materially from the amounts shown herein, which difference could materially impact the amount of intangibles and goodwill recognized.

(ii)	The Merger Agreement stipulates that as of the Closing, each outstanding HeartSciences equity award, including HeartSciences options, warrants and units, will remain outstanding and continue under substantially the same terms and conditions in effect immediately prior to Closing. Based on the expected treatment of the Transaction as a reverse acquisition, the HeartSciences options and warrants are treated as exchanged for replacement awards of the Combined Company for accounting purposes. The portion of the fair value-based measure of the replacement awards that is attributable to precombination vesting is purchase consideration and estimated to be $4,102, which consists of $1,708 related to options and $2,394 related to warrants and units. The fair value of the instruments was estimated using a Black-Scholes option pricing model.

HEARTSCIENCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

A 20% fluctuation in the market price of HeartSciences Common Stock, which management believes to be reasonably possible based on historical volatility and the anticipated Transactions, would have a potential effect on purchase price as follows (in thousands, except for stock price):

	HeartSciences Common Stock Price	Estimated Fair Value of Consideration Transferred
As presented	$2.46	$18,226
20% increase	$2.95	$21,051
20% decrease	$1.97	$15,401

Under the acquisition method of accounting in accordance with ASC 805, the preliminary estimated purchase price is generally allocated to HeartSciences’ underlying assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation is preliminary and the estimated fair value of the assets acquired and liabilities assumed are based upon currently available information and certain assumptions, which management believes are reasonable to illustrate the estimated effects of the Transactions. The final determination of the purchase price allocation will be completed as soon as practicable after the completion of the Transactions and will be based on the fair value of the assets acquired and liabilities assumed as of the Closing. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. The estimated preliminary purchase price was allocated as follows (in thousands):

Estimated fair value of consideration transferred	$18,226
Estimated fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	1,657
Inventory	656
Prepaid expenses and other current assets	123
Deferred offering costs	147
Property and equipment	39
Intangible asset	4,463
Right-of-use assets	268
Deferred tax assets	1,978
Accounts payable	(318)
Accrued expenses	(432)
Accrued interest expense	(328)
Notes payable	(3,622)
Other current liabilities	(21)
Lease liabilities	(315)
Total estimated fair value of net assets acquired	4,295
Estimated goodwill	$13,931

Preliminary goodwill is calculated as the excess of the estimated merger consideration over the estimated fair value of the underlying net assets to be acquired. The final calculation of goodwill could differ materially from the preliminary amounts presented in the unaudited pro forma condensed combined financial information due to several factors including, but not limited to, fluctuations in the price of HeartSciences Common Stock, changes in the estimated fair value of assets acquired and liabilities assumed, and differences in the actual assets acquired and liabilities assumed at the Closing. Each of these potential adjustments would have a corresponding impact to the preliminary calculation of goodwill. For purposes of the unaudited pro forma condensed combined financial information, the purchase price allocated to goodwill is assumed to be nondeductible or amortizable for income tax purposes. An increase or decrease in the fair value of HeartSciences’ net assets or the estimated fair value of consideration transferred from preliminary estimates would result in a corresponding dollar-for-dollar increase in the estimated amount of goodwill.

HEARTSCIENCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4 - Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following summarizes and provides explanations for the pro forma adjustments included in the unaudited pro forma condensed combined balance sheet presented as of April 30, 2026 (in thousands except for share and per share data):

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet Related to the Transactions

A.	Adjustment represents transaction expenses of approximately $2,300 and $7,700 of fees estimated to be incurred by HeartSciences and Fortitude Seller, respectively, consisting primarily of legal and other professional fees, proxy solicitation and printing costs, transaction bonuses payable upon Closing, and other legal, consulting and transaction-related expenses. Of the estimated $7,700 of Fortitude Seller transaction expenses, $777 had been incurred and paid as of March 31, 2026 and are therefore included in Fortitude Seller’s historical consolidated financial statements. No HeartSciences transaction expenses were incurred as of April 30, 2026. Certain of such costs not yet incurred require payment at Closing which have been reflected as a reduction to cash with the remainder being paid in the normal course of business and therefore are included within accounts payable and accrued expenses.

B.	Adjustment recorded to reflect the acquired identifiable intangible asset of HeartSciences, consisting of developed technology, at its estimated fair value in connection with the application of acquisition accounting, partially offset by the elimination of HeartSciences historical intangible asset and capitalized software balances. Management has performed a preliminary valuation analysis to determine the estimated fair value of the developed technology using acceptable valuation techniques, including the cost approach (replacement cost method), which estimates fair value based on the cost to recreate the underlying technology, adjusted for developer’s profit, entrepreneurial incentive, and functional obsolescence. Estimated useful life has been assigned to the intangible asset based on the underlying cash flows expected. The preliminary estimate of fair value and estimated useful life could differ from the amounts ultimately determined upon completion of the valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information. A change in the valuation of the acquired identifiable intangible asset would result in an offsetting change of the same amount to goodwill recorded in connection with the Transactions.

The following table summarizes the net adjustment to recognize the estimated fair value of the identifiable intangible asset expected to be acquired and its estimated useful life:

	Estimated Fair Value	Estimated Useful Life (Years)
Developed technology	$4,463	10.0
Total estimated fair value of intangible assets acquired	4,463
HeartSciences historical carrying value of intangible assets	(1,657)
Net adjustment to intangible assets	$2,806

C.	Adjustment recorded to reflect the preliminary amount of goodwill resulting from the excess of estimated purchase consideration paid over the estimated fair value of HeartSciences’ net assets acquired, as if the acquisition occurred as of April 30, 2026. The amount of goodwill ultimately recognized in acquisition accounting at the Closing will differ from the amount shown in the unaudited pro forma condensed combined financial information due to, among other things, changes to certain of HeartSciences’ reported asset and liability balances and changes in the value of the equity consideration subsequent to the date of the unaudited pro forma condensed combined balance sheet. Goodwill resulting from the acquisition will not be amortized and will be assessed for impairment at least annually.

D.	Adjustment recorded to reflect the repayment of $535 in certain HeartSciences promissory notes and accrued interest, which are expected to be repaid at the Closing. The holder of the promissory notes agreed to waive its redemption rights until the earlier of the Closing or October 31, 2026.

E.	Adjustment recorded to reflect the cash or Zcash contribution (assumed to be Zcash for purposes of this unaudited pro forma condensed combined financial information) by Fortitude Seller of $2,000 to the Combined Company in connection with the Transactions. In exchange for such contribution, the Combined Company estimates it will issue 727,000 shares of Class A Common Stock to Fortitude Seller, which is calculated based on the VWAP of HeartSciences Common Stock for the twenty (20) Business Day period ending two (2) Business Days prior to Closing.

HEARTSCIENCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

F.	Adjustments to common stock, preferred stock, accumulated deficit, and additional paid-in-capital (“APIC”) to reflect the capital structure of the Combined Company as a result of the Transactions, comprised of the following:

●	Recapitalization of HeartSciences to reflect the accounting for the reverse acquisition under the acquisition method, which results in the elimination of HeartSciences’ legacy equity including common stock, additional paid-in-capital and accumulated deficit.

●	Conversion of all outstanding shares of Series C Preferred Stock into an estimated 1,628,847 shares of Class A Common Stock and all outstanding shares of Series D Preferred Stock into 425,836 shares of Class A Common Stock.

●	Issuance of 107,605,132 shares of Class V Common Stock to Fortitude Seller in connection with the Transactions.

G.	Subsequent to the Transactions, the Combined Company does not expect to have any material assets other than its interest in the Surviving Company. The Surviving Company will be treated as a partnership for U.S. federal income tax purposes and will not be subject to U.S. federal income tax, but may be subject to certain U.S. state and local taxes. The Combined Company is a domestic corporation that will be subject to U.S. corporate income tax on its earnings, including its allocable share of the income from Surviving Company.

In connection with the acquisition method of accounting for the Transactions, the Combined Company will record a deferred tax asset of $2,766, resulting in an adjustment of $1,978 to goodwill through the preliminary purchase price allocation of HeartSciences’ net assets acquired, and $788 to APIC, resulting in zero net deferred tax liabilities as of the Closing. The Combined Company will have a valuation allowance against its remaining deferred tax assets. Also, the Combined Company expects to enter into the Tax Receivable Agreement with Fortitude Seller at Closing which provides for the payment to Fortitude Seller by the Combined Company of 85% of the applicable realized cash savings on certain tax basis adjustments created with the redemption or exchange of Surviving Company Non-Voting Units from Fortitude Seller. Although the Tax Receivable Agreement will be entered into in connection with the consummation of the Transactions, no liability has been recorded related to the Tax Receivable Agreement in the unaudited pro forma condensed combined balance sheet as the Combined Company did not purchase Surviving Company Non-Voting Units as part of the Transactions and no payment obligation under the Tax Receivable Agreement has been triggered as the Transactions, in and of themselves, do not give rise to an obligation to make payments under the Tax Receivable Agreement.

With future exchanges, the Combined Company will record a deferred tax asset, subject to realizability, with a corresponding adjustment to APIC, based on the Combined Company’s estimate of the aggregate amount that it will pay to Fortitude Seller under the Tax Receivable Agreement. Due to the uncertainty in the amount and timing of future exchanges of Surviving Company Non-Voting Units by Fortitude Seller, the unaudited pro forma condensed combined financial information assumes that no future exchanges have occurred. The Combined Company expects that, as a result of the increases in the tax basis of the tangible and intangible assets of the Surviving Company attributable to the redeemed or exchanged Surviving Company Non-Voting Units, the payments that it may make to Fortitude Seller could be substantial and will depend on a number of factors, including the market value of the Combined Company’s Class A Common Stock at the time of redemption or exchange, the prevailing federal income tax rates applicable to the Combined Company over the life of the Tax Receivable Agreement (as well as the assumed combined state and local income tax rate), the amount and timing of the taxable income that the Combined Company generates in the future and the extent to which future redemptions or exchanges of Surviving Company Non-Voting Units are taxable transactions.

HEARTSCIENCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

H.	Adjustment to recognize the noncontrolling interest representing Fortitude Seller’s approximate 94% economic interest in the Surviving Company upon completion of the Transactions (which differs from the approximate 95% voting interest of Fortitude Seller in the Combined Company due to a portion of such voting interest consisting of shares of Class A Common Stock), with a corresponding reduction to APIC, measured based on the following:

	Total Combined Company Stockholders’ Equity 100%	Combined Company’s interest in Surviving Company 6%	Noncontrolling interest in Surviving Company 94%
Net assets arising from acquisition of HeartSciences	$11,791	$669	$11,122
Historical net assets of Fortitude Seller	$58,181	$3,299	$54,882
Net adjustment to recognize noncontrolling interest in Surviving Company			$66,004

Note 5 - Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma condensed combined statement of operations for the fiscal year ended April 30, 2026 includes the following adjustments (in thousands):

Transaction Accounting Adjustments Related to Transactions to Unaudited Pro Forma Condensed Combined Statements of Operations

AA.	Adjustment to reflect the incremental intangible asset amortization of $446 related to the identifiable intangible assets. Pro forma amortization expense is based upon the preliminary fair values and estimated useful lives, assuming a straight-line method of amortization.

BB.	Adjustment to reflect estimated non-recurring transaction expenses of $9,223 expected to be incurred prior to Closing, consisting primarily of legal and other professional fees, proxy solicitation and printing costs, transaction bonuses payable at Closing, and other legal, consulting and transaction-related expenses incurred by HeartSciences and Fortitude Seller.

CC.	Following the Transactions, the Combined Company will be subject to U.S. federal, state and local income taxes with respect to its allocable share of taxable income generated by the Surviving Company. As a result, the unaudited pro forma condensed consolidated statement of operations reflects an adjustment to record the Combined Company income tax benefit attributable to its allocable share of loss, at a blended U.S federal and state statutory tax rate of 22.8%, which is further assessed for realizability, for the year ended April 30, 2026. For the purposes of the pro forma, during the twelve months ended March 31, 2026, Fortitude Seller was a regarded U.S. federal corporation and recorded an income tax benefit of $5,037. The Combined Company will have a valuation allowance against its deferred tax assets, which resulted in a pro forma adjustment of $5,037 to remove the historical tax benefit following the Transactions.

DD.

Adjustment to recognize estimated share-based compensation expense of $1,107 in connection with 450,000 restricted stock awards (“ Restricted Stock and Restricted Stock Units”) issued to certain HeartSciences executives that vest over a one-year period following the Closing (and contingent on the Closing).

EE.	Adjustment to recognize net loss attributable to noncontrolling interest in the Surviving Company that will be owned by Fortitude Seller following the completion of the Transactions, calculated as approximately 94% of the pro forma net loss for the year ended April 30, 2026 (excluding any potential change in the Tax Receivable Agreement liability and the income tax benefit which are recognized at the Combined Company as a result of the corporate structure).

For the Year Ended April 30, 2026
Pro forma net loss	$(35,452)
Less: pro forma change in Tax Receivable Agreement liability and deferred income taxes of the Combined Company	-
Pro forma net loss of Surviving Company	(35,452)
Economic interest held by noncontrolling interest holders in Surviving Company	94%
Pro forma net loss attributable to noncontrolling interests	$(33,442)

HEARTSCIENCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 6 - Loss Per Share

The pro forma net loss per share is computed by dividing the pro forma net loss available to Class A Common Stock shareholders by the estimated weighted average number of shares of Class A Common Stock outstanding during the period, assuming the shares of the Combined Company’s Class A Common Stock expected to be issued in connection with the Transactions were outstanding since May 1, 2025, the beginning of the earliest period presented. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Transactions have been outstanding since May 1, 2025. Pro forma basic and diluted net loss per share has been adjusted to reflect the pro forma adjustments herein to the unaudited pro forma condensed combined statements of operations.

The following table sets forth the computation of pro forma combined basic and diluted net loss per share (in thousands, except share and per share amounts):

For the Year Ended April 30, 2026
Pro forma net loss	$(35,452)
Less: pro forma net loss attributable to noncontrolling interest	(33,442)
Pro forma net loss attributable to Class A Common Stock shareholders	$(2,010)
Pro forma weighted average Class A Common Stock outstanding:
Deemed issuance of shares of Class A Common Stock to existing HeartSciences equityholders(1)	5,741,531
Shares of Class A Common Stock issued to Fortitude Seller(2)	727,000
Pro forma weighted-average shares of Class A Common Stock outstanding - basic and diluted	6,468,531
Pro forma net loss per share of Class A Common Stock - basic and diluted	$(0.31)

(1)	Issuance to existing HeartSciences equityholders who hold 3,474,491 shares of HeartSciences Common Stock, 1,628,847 shares of Series C Preferred Stock, 425,836 shares of Series D Preferred Stock, 203,750 restricted stock units, and warrants to purchase 8,607 shares of HeartSciences Common Stock.
(2)	Issuance to Fortitude Seller of shares of Class A Common Stock based on an estimated VWAP of $2.75 for a contribution of $2,000.

Potentially dilutive securities:
Class V Common Stock	107,605,132
Combined Company options	779,156
Warrants	2,036,587
Restricted Stock and Restricted Stock Units	450,000
Units	57,353

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period presented. For purposes of the unaudited pro forma condensed combined financial information, all potentially issuable shares Class A Common Stock resulting from the exchange of noncontrolling interests together with corresponding Class V Common Stock are assumed to be anti-dilutive.

Note 7 - Reverse Stock Split Adjustments

HeartSciences is seeking approval from HeartSciences stockholders to enact a reverse stock split to be effected, if at all, at the discretion of the HeartSciences’ Board. The proposed reverse stock split, at a ratio of at a minimum of 1-for-2 and a maximum of 1-for-5, if effected, will reduce the number of shares of HeartSciences Common Stock outstanding in proportion to the reverse split ratio to be determined.

HEARTSCIENCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table shows the effects on the unaudited pro forma condensed combined balance sheet as of April 30, 2026 of a 1-for-2 and 1-for-5 reverse stock split (the low and high points of the reverse split ratio range).

	Reverse Split Ratio
	Pre-Split	1-for-2	1-for-5
Pro Forma Condensed Combined Balance Sheet:
Stockholders’ equity:
Class A Common stock	$1	$-	$0
Class V Common stock	11	6	2
Additional paid-in capital	14,508	14,514	14,518
Accumulated deficit	(10,553)	(10,553)	(10,553)
Noncontrolling interest	66,005	66,005	66,005
Total stockholders’ equity	$69,972	$69,972	$69,972

The reverse stock split will have no effect on the total assets and total liabilities included in the unaudited pro forma condensed combined balance sheet as of April 30, 2026.

The following table shows the effects on the unaudited pro forma condensed combined statements of operations for the year ended April 30, 2026.

	Reverse Split Ratio
	Pre-Split	1-for-2	1-for-5
Pro Forma Statement of Operations:
For the Year Ended April 30, 2026
Net loss	$(35,452)	$(35,452)	$(35,452)
Less: pro forma net loss attributable to noncontrolling interest	(33,442)	$(33,442)	$(33,442)
Pro forma net loss attributable to Class A Common Stock shareholders	$(2,010)	$(2,010)	$(2,010)
Pro forma weighted average Class A Common Stock outstanding:
Deemed issuance of shares of Class A Common Stock to existing HeartSciences equityholders	5,741,531	2,870,766	1,148,306
Shares of Class A Common Stock issued to Fortitude Seller	727,000	363,500	145,400
Pro forma weighted-average shares of Class A Common Stock outstanding - basic and diluted	6,468,531	3,234,266	1,293,706
Pro forma net loss per share of Class A Common Stock - basic and diluted	$(0.31)	$(0.62)	$(1.55)

Potentially dilutive securities:
Class V Common Stock	107,605,132	53,802,566	21,521,026
Combined Company options	779,156	389,578	155,831
Warrants	2,036,587	1,018,294	407,317
Restricted Stock and Restricted Stock Units	450,000	225,000	90,000
Units	57,353	28,677	11,471